                                                                    Exhibit 11

             Continental Medical Systems, Inc. and Subsidiaries

                      Computation of Earnings per Share

                                            Three Months Ended   Nine Months Ended
                                                 March 31,           March 31,
                                              1994     1993 (1)   1994     1993 (1)
                                            -------------------  ------------------
                                             (In thousands, except per share data)
Primary:

   Shares outstanding at beginning of
    period                                   37,550   36,800     36,935   35,560
   Weighted average shares issued
    pursuant to:
         Employee benefit plans                  74        7        146      506
         Acquisition agreements                           22        307      125
   Dilutive effect of outstanding stock
    options                                     494      574        338    1,081
   Contingent shares issuable pursuant
    to acquisition agreements                   401      612        455      641
                                            -------  -------    -------  -------
   Weighted average number of shares
    and equivalent shares outstanding        38,519   38,015     38,181   37,913
                                            =======  =======    =======  =======

   Net income                               $ 4,170  $ 7,764    $15,531  $26,855
   Additional goodwill amortization
    from contingent shares issuable
    pursuant to acquisition agreements          (44)     (44)      (132)    (138)
                                            -------  -------    -------  -------
   Adjusted net income used in primary
    calculation                             $ 4,126  $ 7,720    $15,399  $26,717
                                            =======  =======    =======  =======

   Net income per share and equivalent
    share                                     $0.11    $0.20      $0.40    $0.70
                                            =======  =======    =======  =======

Fully Diluted:

   Weighted average number of shares
    and equivalent shares used in
    primary calculation                      38,519   38,015     38,181   37,913
   Additional dilutive effect of stock
    options                                                         113
    Additional dilutive effect of
     contingent shares issuable
     pursuant to acquisition agreements          82                  82
   Assumed conversion of dilutive
    convertible debentures                      234      234        234      234
                                            -------  -------    -------  -------

   Fully diluted weighted average
    number of shares and equivalent
    shares outstanding                       38,835   38,249     38,610   38,147
                                            =======  =======    =======  =======

   Net income used in primary
    calculation                             $ 4,126  $ 7,720    $15,399  $26,717
   Adjustment for interest expense, net
    of related income tax benefits               23       39         69      116
                                            -------  -------    -------  -------

   Adjusted net income used in fully
    diluted calculation                     $ 4,149  $ 7,759    $15,468  $26,833
                                            =======  =======    =======  =======

   Fully diluted net income per share
    and equivalent share                      $0.11    $0.20      $0.40    $0.70
                                            =======  =======    =======  =======

(1) On February 23, 1993, CMS acquired Kron in a business combination accounted for as a pooling of interests. Accordingly, all share data at the beginning of the period has been restated to include the shares issued in the combination, and all financial results have been restated to include the financial results of Kron prior to February 23, 1993.